UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2009

Youbet.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-26015	95-4627253
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 West Olive Avenue, 5th floor, Burbank, CA		91505
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 668-2100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On March 5, 2009, Youbet.com, Inc. (the “Company”) issued a press release announcing its financial results for the three-month and twelve-month periods ended December 31, 2008.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The earnings press release contains disclosure regarding certain measures of performance not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). The non-GAAP financial measures consist of income (loss) from continuing operations excluding impairment of assets, adjusted EBITDA from continuing oprations and total operating expenses, adjusted for exclusion of impairment charges. Information needed to reconcile income (loss) from continuing operations excluding impairment of assets and adjusted EBITDA to the most directly comparable GAAP financial measures appears in the tables under “Reconciliation of Non-GAAP Financial Measures.” Information needed to reconcile adjusted total operating expenses with total operating expenses to the respective most directly comparable GAAP measures appear in the text of the release under “Fourth Quarter 2008 Operating Results” and “Full Year 2008 Operating Results.” Disclosure regarding management’s uses for these non-GAAP measures appear under “Reconciliation of Non-GAAP Financial Measures.”

The information required to be furnished pursuant to Item 2.02 and Exhibit 99.1 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), or otherwise subject to the liability of that section, except if Youbet.com, Inc. specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibits

99.1	Press Release issued March 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YOUBET.COM, INC.

Dated: March 5, 2009	By:	/s/ James A. Burk
	Name:	James A. Burk
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Youbet.com, Inc. Earnings Press Release dated March 5, 2009 (furnished pursuant to Item 2.02 of Form 8-K).